UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2009

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223 (Commission File Number)	95-4398884 (IRS Employer Identification No.)

605 Third Avenue, 12th Floor

New York, NY 10158

(Address of principal executive offices)

(212) 455-5200

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) Effective February 19, 2009, David Trujillo, a Founding Partner of TPG Capital (“TPG”), replaced Karl Peterson, as one of the directors of Univision Communications Inc. (the “Company”) designated by TPG. Mr. Trujillo was also appointed to the Audit Committee effective February 19, 2009.

TPG holds more than a 5% equity interest in the Company’s parent companies, Broadcasting Media Partners, Inc. and Broadcast Media Partners Holdings, Inc. During the year ended December 31, 2008, the Company paid each of Avaya Inc. and TXU Corporation, an aggregate of $0.4 million, and received from each of Altel Corporation and Burger King Corporation, an aggregate of $17.2 million. TPG has a more than 10% equity interest in each of these companies.

ITEM 8.01.	Other Events.

At the instance of the judge, the Company and Grupo Televisa S.A. agreed on February 24, 2009, to continue the commencement of the trial from March 3, 2009 to April 21, 2009 on the remaining Internet issues that were not part of the settlement and release described in the Company’s Current Report on Form 8-K filed on January 27, 2009 (the “Form 8-K”).

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Explanatory Note:

The Third Amended and Restated Program License Agreement filed with the Form 8-K inadvertently included an incorrect page 19 that contained an immaterial error. Attached is the corrected version.

Exhibit Number	Description
10.1	Third Amended and Restated Program License Agreement dated as of January 22, 2009 between Televisa, SA, de C.V. and Univision Communications Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC. (Registrant)

Date: February 27, 2009	By:	/S/ PETER H. LORI
Peter H. Lori
Senior Vice President and Chief Accounting Officer